BDO Dunwoody LLP              Royal Bank Plaza
                       Chartered Accountants         P.O. Box 32
                       and Consultants               Toronto, Ontario Canada
                                                     M5J 2J8
                                                     Telephone:  (416) 865-0200
                                                     Telefax: (416) 865-0887





January 24, 2006



Securities and Exchange Commission
100 F Street N.E.
Washington, D.C.
20549



Gentlemen:

We have been furnished with a copy of the response to Item 4.01 of Form 8-K for the event that occurred on January 18, 2006, to be filed by our former client, ActiveCore Technologies, Inc. We agree with the statements made in response to that item insofar as they relate to our Firm.

Yours very truly,


(signed) BDO Dunwoody LLP


CHARTERED ACCOUNTANTS